                                                                    Exhibit 99.1

[GRAPHIC OMITTED]

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


                    NCO GROUP ANNOUNCES FIRST QUARTER RESULTS
                OF $0.43 PER SHARE AND PROVIDES INVESTOR GUIDANCE
                         FOR THE SECOND QUARTER OF 2004


HORSHAM, PA, MAY 3, 2004 - NCO GROUP, INC. ("NCO" OR THE "COMPANY") (NASDAQ:
NCOG), a leading provider of business process outsourcing services, announced today that during the first quarter of 2004 it achieved net income of $12.0 million, or $0.43 per diluted share, as compared to net income of $11.2 million, or $0.41 per diluted share, in the first quarter of 2003. These earnings were above NCO's previously announced guidance of $0.38 to $0.42 per diluted share.

Revenue in the first quarter of 2004 was $201.2 million, an increase of 6.5%, or $12.2 million, from revenue of $189.0 million in the first quarter of the previous year.

During the first quarter, NCO's operations were organized into market specific divisions that included: U.S. Operations, Portfolio Management and International Operations. These divisions accounted for $183.4 million, $21.6 million and $21.0 million of the revenue for the first quarter of 2004, respectively. Included in U.S. Operations' revenue was $15.1 million of inter-company revenue from Portfolio Management and included in International Operations' revenue was $9.7 million of inter-company revenue from U.S. Operations. In the first quarter of 2003, these divisions accounted for $173.1 million, $18.2 million and $15.8 million of the revenue, respectively, before inter-company eliminations of $12.3 million included in U.S. Operations and $5.8 million included in International Operations.

NCO's payroll and related expenses as a percentage of revenue decreased for the first quarter of 2004 as compared to the same period in the prior year. The decrease in payroll and related expenses as a percentage of revenue was partially attributable to an increase in collector productivity due to higher liquidation rates in the first quarter of 2004 as compared to the same period last year. Additionally, an increase in the use of attorneys and other third-party service providers reduced payroll expense as a percentage of revenue in this quarter as these costs are reflected in selling, general and administrative expense.

NCO's selling, general and administrative expenses as a percentage of revenue increased for the first quarter of 2004 as compared to the same period in the prior year. The increase in selling, general and administrative expenses as a percentage of revenue was primarily attributable to the increase in collections from outside attorneys and other third party service providers that are compensated on a contingency basis.

NCO also announced that it expects earnings per share to be approximately $0.38 to $0.42 per diluted share for the second quarter of 2004.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "We entered 2004 with an operating plan that focused on meeting our current year financial goals as well as our long-term objectives of transitioning NCO into a global provider of business process outsourcing. I am pleased that during the first quarter NCO exceeded its financial objectives and met or exceeded all of its operational objectives. Additionally, we completed the NCO Portfolio transaction and we began the process of implementing our new ERP solution. We also moved forward on several key initiatives that positioned us for the rapid integration of RMH Teleservices, which was acquired on April 2, 2004, and will create the core competencies needed for NCO to begin blending our multiple service offerings together in order to sell solutions-based outsourcing to our clients."

Commenting on the economic environment, Mr. Barrist stated, "During the first quarter, we operated in a slightly better than anticipated collection environment. We are encouraged by this but feel it is too early to determine whether the improved collection environment is indicative of an improving economy or an anomaly based on a stronger than expected impact from the tax season."

NCO will host an investor conference call on Tuesday, May 4, 2004, at 10:00 a.m., ET, to address the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 643-7734 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 7110497. A transcript of the conference call will also be available on NCO's website (www.ncogroup.com) and will be furnished to the SEC in a Form 8-K report.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through over 90 offices in the United States, Canada, the United Kingdom, India, Barbados and the Philippines.

For further information:

AT NCO GROUP, INC.
Michael J. Barrist,
Chairman and CEO
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com
                 ______________________________________________

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements concerning the long-term collection contact, statements concerning strategic initiatives, statements as to the economy and its effects on NCO's business, statements as to the integration of the acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to the integration of the acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks relating to any adverse impact of restating the Company's historical financial statements and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2003, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
                 ______________________________________________

                       NCO GROUP, INC.
              UNAUDITED SELECTED FINANCIAL DATA
        (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


STATEMENTS OF INCOME:
                                                                     FOR THE THREE MONTHS ENDED MARCH 31,
                                                              ----------------------------------------------------
                                                                       2003                        2004
                                                              ------------------------   -------------------------

Revenue                                                              $ 189,017                   $ 201,231

Operating costs and expenses:
       Payroll and related expenses                                     88,298                      91,039
       Selling, general and administrative expenses                     68,958                      76,645
       Depreciation and amortization expense                             7,856                       7,778
                                                                     ----------                  ----------
                                                                       165,112                     175,462
                                                                     ----------                  ----------
Income from operations                                                  23,905                      25,769

Other income (expense):
       Interest and investment income                                      836                         996
       Interest expense                                                 (5,819)                     (5,288)
                                                                     ----------                  ----------
                                                                        (4,983)                     (4,292)
                                                                     ----------                  ----------
Income before income taxes                                              18,922                      21,477

Income tax expense                                                       7,179                       8,888
                                                                     ----------                  ----------

Income from operations before minority interest                         11,743                      12,589

Minority interest                                                         (551)                       (606)
                                                                     ----------                  ----------

Net income                                                           $  11,192                   $  11,983
                                                                     ==========                  ==========

Net income per share:
       Basic                                                         $    0.43                   $    0.46
                                                                     ==========                  ==========
       Diluted                                                       $    0.41                   $    0.43
                                                                     ==========                  ==========

Weighted average shares outstanding:
       Basic                                                            25,908                      26,125
       Diluted                                                          29,718                      30,234

SELECTED BALANCE SHEET INFORMATION:
                                                                       AS OF                       AS OF
                                                                    DECEMBER 31,                 MARCH 31,
                                                                       2003                        2004
                                                              ------------------------   -------------------------

Cash and cash equivalents                                             $ 45,644                    $ 64,010
Current assets                                                         229,452                     241,822
Total assets                                                           946,111                     969,133

Current liabilities                                                    123,043                     137,839
Long-term debt, net of current portion                                 248,964                     231,140
Shareholders' equity                                                   490,417                     543,434

                      NCO GROUP, INC.
             UNAUDITED SELECTED FINANCIAL DATA
       (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

CONSOLIDATING STATEMENTS OF INCOME:
                                                                         FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                                          --------------------------------------------------------------------
                                                                                               INTERCOMPANY
                                                            NCO GROUP         NCO PORTFOLIO    ELIMINATIONS     CONSOLIDATED
                                                          -------------     ---------------   --------------   --------------
Revenue                                                      $ 194,709            $ 21,602        $ (15,080)       $ 201,231

Operating costs and expenses:
       Payroll and related expenses                             90,392                 647                -           91,039
       Selling, general and administrative expenses             75,634              16,091          (15,080)          76,645
       Depreciation and amortization expense                     7,697                  81                -            7,778
                                                            -----------        ------------      -----------     ------------
                                                               173,723              16,819          (15,080)         175,462
                                                            -----------        ------------      -----------     ------------
Income from operations                                          20,986               4,783                -           25,769

Other income (expense):
       Interest and investment income                              502                 630             (136)             996
       Interest expense                                         (2,656)             (2,684)              52           (5,288)
                                                            -----------        ------------      -----------     ------------
                                                                (2,154)             (2,054)             (84)          (4,292)
                                                            -----------        ------------      -----------     ------------
Income before income tax expense                                18,832               2,729              (84)          21,477

Income tax expense                                               7,896                 992                -            8,888
                                                            -----------        ------------      -----------     ------------

Income from operations before minority interest                 10,936               1,737              (84)          12,589

Minority interest (1)                                                -                 (84)            (522)            (606)
                                                            -----------        ------------      -----------     ------------

Net income                                                   $  10,936             $ 1,653           $ (606)        $ 11,983
                                                            ===========        ============      ===========     ============

(1) Prior to March 26, 2004, NCO Group owned 63% percent of the outstanding common stock of NCO Portfolio Management, Inc. On March 26, 2004, NCO Group acquired all of the outstanding common stock of NCO Portfolio that it did not own.